SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                              JULY 31, 2000
            ------------------------------------------------
            Date of Report (date of earliest event reported)


                        HOST AMERICA CORPORATION
          -----------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


          COLORADO               0-16196             06-1168423
----------------------------  ------------     ----------------------
(State or Other Jurisdiction   (Commission         (IRS Employer
of Incorporation              File Number)     Identification Number)


                              TWO BROADWAY
                       HAMDEN, CONNECTICUT  06518
                 ---------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (203) 248-4100
                     -------------------------------
                     (Registrant's telephone number,
                          including area code)


                             NOT APPLICABLE
      ------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 1.        Changes in Control of Registrant
               --------------------------------

               N/A

Item 2.        Acquisition or Disposition of Assets
               ------------------------------------

               On July 31, 2000, Host America Corporation (the "Registrant" or "Host") entered into a Share Purchase Agreement (the "Agreement") with Lindley Food Service Corporation ("Lindley"), and Gilbert J. Rossomando and Mark J. Cerreta, the Shareholders of Lindley (collectively, the "Sellers"). The Agreement provides for the acquisition by Host of all of the outstanding stock of Lindley in consideration for the cash payment of approximately $3,700,000 to the Sellers, the issuance to the Sellers of 198,122 shares of Host's Common Stock, which are restricted from sale until July 18, 2003, and the payment to the Sellers of an amount equal to a ten percent (10%) earnings interest in the on-going operations of Lindley. The earnings interest payable to the Sellers will be computed according to a pre-determined calculation set forth in the Agreement. Sellers may collectively elect to exercise up to, but not more than five percent (5%) of their earnings interest starting June 30, 2002, and, thereafter, have the option to continue to exercise their remaining earnings interest on each June 30 anniversary through June 30, 2007. On June 30, 2007, Host shall pay to Sellers collectively, a final earnings interest based on any remaining unexercised earnings interest.

               The Agreement contains numerous representations, warranties and covenants by both parties. A complete description of all warranties, representations and covenants are set forth in the Agreement included as an Exhibit to this Report. Pursuant to the Agreement, a Voting Agreement has been entered into among the principal shareholders of the Registrant to cause one designee of Seller to be elected to serve as a Director of Registrant for consecutive terms aggregating at least four (4) years from the date of the closing of the acquisition discussed in this Report.

               Concurrent with the execution of the Agreement and the closing, the Registrant and both Gilbert J. Rossomando and Mark J. Cerreta entered into non-competition and employment agreements (the "Non-Competition and Employment Agreements"). Pursuant to the Non-Competition and Employment Agreement with Gilbert J. Rossomando, Mr. Rossomando will be employed for a term of four (4) years as the President of the Registrant's Lindley operations. According to the terms of the agreement, Mr. Rossomando will not compete with the Registrant's business for a period of four (4) years from the date of the agreement or for one (1) year from the termination of his employment, whichever is longer. Similarly, pursuant to the Non-Competition and Employment Agreement with Mark J. Cerreta, Mr. Cerreta will be employed for a term of four (4) years as the Vice President of the

               Registrant's Lindley operations. According to the terms of the agreement, Mr. Cerreta will not compete with the Registrant's business for a period of four (4) years from the date of the agreement or for one (1) year from the termination of his employment, whichever is longer.

               Also, concurrent with the execution of the Agreement and the closing, the Registrant and Messrs. Rossomando and Cerreta, entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Messrs. Rossomando and Cerreta and their successors and assigns will have the one time right after July 17, 2003, to cause the Registrant to register their shares of Registrant's Common Stock for sale under the Securities Act of 1933, as amended (the "Securities Act"), and to cause the Registrant at any time to include the Rossomando and Cerreta Shares in any subsequent registration statements filed under the Securities Act under certain conditions. The Registration Rights Agreement is attached to this Report as an Exhibit to the Agreement.

Item 3.        Bankruptcy or Receivership
               --------------------------

               N/A

Item 4.        Changes in Registrant's Certifying Accountants
               ----------------------------------------------

               N/A

Item 5.        Material Events
               ---------------

               N/A

Item 6.        Resignations of Registrant's Directors
               --------------------------------------

               N/A

Item 7.        Financial Statements and Exhibits
               ---------------------------------

               (a) Financial Statements of Business Acquired. The financial statements of the business acquired will be filed by amendment to this Current Report within 60 days after the date hereof.

               (b) Pro Forma Financial Information. The required pro forma information will be filed by amendment to this Current Report within 60 days after the date hereof.

               (c)  Exhibits:

                    10.15 Share Purchase Agreement between Host America Corporation, Lindley Food Service Corporation, and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000.
                    10.16 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Gilbert J. Rossomando, dated August 1, 2000.
                    10.17 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Mark J. Cerreta, dated August 1, 2000.
                    10.18 Registration Rights Agreement between Host America Corporation and Gilbert J. Rossomando and Mark J. Cerreta, dated
                              July 31, 2000.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOST AMERICA CORPORATION


Dated: August 9, 2000                   By: /s/ David J. Murphy
                                           -----------------------------
                                             David J. Murphy
                                             Chief Financial Officer









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